Exhibit 10.25

CARLOTZ, INC.

2011 Stock Incentive Plan

1.           Purpose and Effective Date.

(a)               The purpose of the CarLotz, Inc. 2011 Stock Incentive Plan (the "Plan") is to promote the long-term stability and financial success of CarLotz, Inc., a Delaware corporation (the "Company") by attracting and retaining personnel, including employees, directors, advisory board members and consultants, through the use of stock incentives. The Company believes that ownership of Common Stock (as defined below) or rights to acquire the same will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business, and will further align those persons' interests with the interests of the Company's shareholders.

(b)               The Plan was adopted by the Board of Directors of the Company and by the shareholders of the Company on March 31, 2011.

2.           Definitions.

(a)            Act. The Securities Exchange Act of 1934, as amended.

(b)            Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Shares.

(c)            Award. The award of an Option or Restricted Shares under the Plan.

(d)            Award Agreement. The agreement(s) between the Company and a Participant that govern an Award to such Participant under the Plan.

(e)            Board. The Board of Directors of the Company.

(f)            Cause. Dishonesty, fraud, misconduct, gross incompetence, gross negligence, breach of a material fiduciary duty, material breach of an agreement with the Company, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding. Notwithstanding the foregoing, if "Cause" is defined in an employment agreement between a Participant and the Company, "Cause" shall have the meaning assigned to it in such agreement.

(g)           Certificate of Incorporation. The Certificate of Incorporation of the Company filed with the Delaware Division of Corporations on March 14, 2011, as may be amended from time to time.

(h)            Code. The Internal Revenue Code of 1986, as amended.

(i)             Committee. The Compensation Committee created by the Board and appointed to administer the Plan pursuant to Section 14 of the Plan, or if no such Committee exists, the Board.

(j)             Common Stock. "Common Stock" of the Company as defined in the Certificate of Incorporation. If the par value of the Common Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 12 below), the shares resulting from such change shall be deemed to be Common Stock within the meaning of the Plan.

(k)            Consultant. A person or entity rendering services to the Company who is not an "employee" for purposes of employment tax withholding under the Code.

(1)            Company. CarLotz, Inc., a Delaware corporation.

(m)          Date of Grant. The effective date of an Award granted by the Committee.

(n)           Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(o)           Fair Market Value.

(i)               If the Common Stock is listed on any established stock exchange or quoted on the NASDAQ stock market system, its Fair Market Value shall be the closing price for such stock on the Date of Grant as reported by such exchange or the NASDAQ stock market system, or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Common Stock was traded.

(ii)              If the Common Stock is not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

(iii)            Fair Market Value shall be determined as of the Date of Grant specified in the Award.

(p)           Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(q)           Nonstatutory Stock Option. An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(r)            Option. A right to purchase Common Stock granted under the Plan, at a price determined in accordance with the Plan.

(s)            Participant. Any individual who is granted an Award under the Plan.

(t)             Restricted Shares. Shares of Common Stock awarded upon the terms and subject to the restrictions set forth in Section 8 below.

(u)            Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(v)            Shareholders Agreement. The Shareholders Agreement of the Company to be entered into and effective April 1, 2011.

(w)          10% Shareholder. A person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

(x)             Triggering Event. Any of the following: (i) a sale, transfer or disposition of all or substantially all of the Company's assets other than to (A) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (B) a corporation or other entity owned directly or indirectly by the holders of capital stock of the Company in substantially the same proportions as their ownership of Common Stock, or (C) an Excluded Entity (as defined in subsection (ii) below); or (ii) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction with or into another corporation, entity or person in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding in the continuing entity or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction (an "Excluded Entity"). Notwithstanding anything stated herein, a transaction shall not constitute a "Triggering Event" if its sole purpose is to change the state of the Company's incorporation, or to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company's securities immediately before such transaction. For clarity, the term "Triggering Event" as defined herein shall not include stock sale transactions whether by the Company or by the holders of capital stock.

3.              General. Awards of Options or Restricted Shares may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.           Reservation of Common Stock; Shares Available.

(a)            Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 586,250 shares of Common Stock, which may include authorized, but unissued, shares. Shares of Common Stock allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares of Common Stock that are forfeited pursuant to restrictions on Restricted Shares awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares of Common Stock that are available for Awards under the Plan, such number shall include the number of shares of Common Stock surrendered by a Participant or retained by the Company in connection with the exercise of an Option or in payment of Applicable Withholding Taxes.

(b)               Subject to adjustment as provided in Section 12, no more than an aggregate of 568,750 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Sections 421, 422 and 423 of the Code).

5.           Eligibility.

(a)            Any employee of, director of or Consultant to the Company (including an employee of, director of, advisory board member of or consultant to an affiliate of the Company), other than Michael Bor, Aaron Montgomery and Will Boland, who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares of Common Stock to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b)            The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(c)            Non-employee directors and Consultants shall not be eligible to receive the Award of an Incentive Stock Option.

(d)           The maximum number of shares of Common Stock with respect to which an Award may be granted in any calendar year to any employee during such calendar year shall be 250,000 shares.

6.           Options for Common Stock.

(a)            Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares of Common Stock for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become an Award Agreement between the Company and the Participant.

(b)           The Committee shall establish the exercise price of Options. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant. The exercise price of Nonstatutory Stock Option Awards intended to be performance-based for purposes of Code Section 162(m) shall not be less than 100% of the Fair Market Value of such shares on the Date of Grant.

(c)           Subject to subsection (d) below, Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's Award Agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Triggering Events as the Committee deems appropriate.

(d)           The Committee shall establish the term of each Option in the Participant's Award Agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant's Award Agreement, after the termination of the Participant's employment. The Committee shall set forth in the Participant's Award Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant's employment or period of service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant's termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant's termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided however that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

(e)            An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f)            If a Participant dies and if the Participant's Award Agreement provides that part or all of the Option may be exercised after the Participant's death, then such portion may be exercised by the personal representative of the Participant's estate during the time period specified in the Award Agreement.

(g)           If a Participant's employment or services is terminate by the Company for Cause, the Participant's Options shall terminate as of the date of the misconduct.

7.           Method of Exercise of Options.

(a)            Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares of Common Stock the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver shares of Common Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of shares of Common Stock or a loan secured by shares of Common Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes. Unless otherwise specifically provided in the Option, any payment of the exercise price paid by delivery of shares of Common Stock acquired directly or indirectly from the Company shall be paid only with shares of Common Stock that have been held by the Participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(b)           The Company may place on any certificate representing shares of Common Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent. A Participant shall not possess shareholder rights with respect to shares of Common Stock acquired upon the exercise of an Option until the Participant has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate for the shares of Common Stock acquired.

(c)               Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

8.           Restricted Shares Awards.

(a)             Whenever the Committee deems it appropriate to grant a Restricted Shares Award, notice shall be given to the Participant stating the number of Restricted Shares for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. Certificates representing the Restricted Shares shall be issued in the name of the Participant, subject to any restrictions contained in the Certificate of Incorporation, the Shareholders Agreement and any additional restrictions imposed by the Plan and the Committee. A Restricted Shares Award may be made by the Committee in its discretion without cash consideration.

(b)             The Committee may place such additional restrictions, over and above those set forth in the Certificate of Incorporation and the Shareholders Agreement on the transferability and vesting of Restricted Shares as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Triggering Event acceleration parameters under which all, or a portion, of the Restricted Shares will vest on the Company's achievement of established performance objectives. Restricted Shares may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c)             The Committee shall establish as to each Restricted Shares Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Triggering Event.

(d)             A Participant shall hold Restricted Shares subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Shares shall bear a legend referring to the restrictions set forth in the Plan and the Participant's Award agreement. If stock dividends or other distributions are declared on Restricted Shares, such stock dividends or other distributions shall be subject to the same restrictions as the underlying Restricted Shares.

9.           Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Shares, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of Common Stock already owned or (b) have the Company retain that number of shares of Common Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

10.          Nontransferability of Awards.

(a)            In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative.

(b)            Notwithstanding the provisions of subpart (a) of this section and subject to federal and state securities laws, the Committee may grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant's immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The Award Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

11.         Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on March 1, 2021. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, unless authorized by the Company's shareholders, no change shall be made that (a) increases the total number of shares of Common Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 12), (b) expands the class of persons eligible to receive Awards, (c) materially increases the benefits accruing to Participants under the Plan, or (d) otherwise requires shareholder approval under the Code, Rule 16b-3, or the rules of a domestic exchange on which shares of Common Stock are traded. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause the Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted to him.

12.            Change in Capital Structure.

(a)           In the event of a stock dividend, stock split or combination of shares, spinoff, reorganization, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b)            In the event of a reorganization, recapitalization or merger in which the Company is the surviving corporation, the result of which is that the Company becomes a majority owned subsidiary of another entity (the "Parent"), then the Committee may take such actions with respect to Awards as the Committee deems appropriate (whose determination shall be binding on all persons), including without limitation causing any such Award then outstanding to be assumed, or new rights substituted therefore, by the Parent.

(c)            In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a subsidiary shares of stock in any corporation (a "Spinoff Company") which, immediately before the distribution or sale, was a majority owned subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company' s shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee's determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(d)            Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

(e)            To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 12 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award's aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

13.         Triggering Event. In the event of a Triggering Event, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:

(a)            At the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;

(b)            Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant's rights had such Award been currently exercisable or payable;

(c)             Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Triggering Event; provided, however, that to the extent required to avoid a charge to earnings for financial accounting purposes, such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than or greater than the Award's aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; or

(d)            Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Triggering Event.

14.         Administration of the Plan.

(a)             The Plan shall be administered by the Committee, who shall be appointed by the Board. If no Committee is appointed, the Plan shall be administered by the Board. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be performance-based for purposes of Code Section 162(m) shall be made by the Committee, or subcommittee of the Committee, comprised solely of two or more "outside directors" as that term is defined for purposes of Code Section 162(m).

(b)            The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Common Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Common Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) whether a Change in Control exists, (ix) factors relevant to the lapse of restrictions on Restricted Stock or Options, (x) when Options may be exercised, (xi)   whether to approve a Participant's election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Common Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Common Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate.

(c)            The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant's rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d)            The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e)            A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

15.           Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

16.           Compliance with Code Section 409A. To the extent applicable, this Plan is intended to comply with Section 409A of the Code, and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision, including, without limitation, any definition, in this Plan document that is determined to violate the requirements of Section 409A of the Code shall be void and without effect and any provision, including, without limitation, any definition, that is required to appear in this Plan document under Section 409A of the Code that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provisions were expressly set forth. In addition, the timing of certain payment of benefits provided for under this Plan shall be revised as necessary for compliance with Section 409A of the Code.

17.          Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted this 31st day of March, 2011.

CarLotz, Inc.

By:	/s/ Michael Bor
Michael Bor, President and
Chief Executive Officer

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